UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Vestin Fund II, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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On or about January 17, 2006, Vestin Fund II, LLC (“Fund II”) sent postcards to its unitholders inviting them to attend one of a series of meetings to discuss the proposal to convert Fund II into a real estate investment trust (“REIT”). Each postcard will specify the date, time and location of the particular meeting. Only persons who have received a definitive proxy statement regarding the REIT conversion proposal may attend a meeting. Attached is a form of the postcard notice sent to unitholders of Fund II.

[VESTIN LOGO]
8379 W. Sunset Road
Las Vegas, NV 89113

Vestin Fund II, LLC invites you to attend a meeting to
discuss the proposal to convert Vestin Fund II, LLC
into a REIT, and answer questions you may have
regarding the proposal.

On

	Date	Time
Meeting to be held at:
Vestin Office
8379 W. Sunset Road
Las Vegas, NV 89113
*For Current Account Holders * RSVP is a MUST, No Walk Ins*
Local: 702-227-0965 Toll Free: 888-232-7612
This card must be presented at check in.
Only persons who have received a definitive proxy statement regarding the REIT converson proposal may attend this meeting.